SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2003

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 789-2800

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

In June 1999, Progenics Pharmaceuticals, Inc. and Cytogen Corporation (collectively, the “Members”) formed a joint venture in the form of a mutually owned limited liability company (the “JV”) for the purpose of conducting research, development, manufacturing and marketing for products relating to prostate-specific membrane antigen.

As previously disclosed, the Members had been negotiating the 2003 annual budget for the joint venture and the terms of a new services agreement pursuant to which the Members would provide research, development and related services to the JV.

In July 2003, the Members: (i) agreed to an updated work plan governing the activities of the JV for the remainder of 2003, including the execution of various third-party contracts; (ii) agreed to a budget for the JV’s operations for 2003 and related capital contributions of the parties; and (iii) agreed to an amended services agreement pursuant to which the Members will provide research, development and related services for the remainder of 2003. The JV work plan, budget, and other operational and financial matters relating to periods after 2003 will require the further agreement of the Members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Philip K. Yachmetz

Philip K. Yachmetz Vice President, General Counsel and Secretary

Date: July 14, 2003